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                              EXHIBIT 10.9

                 UNITED STATES TRUST COMPANY OF NEW YORK
                        AND AFFILIATED COMPANIES

                         1981 STOCK OPTION PLAN

                               AS AMENDED
                       EFFECTIVE JANUARY 1, 1983


1. Purpose. The purpose of this Plan is to provide a means whereby U.S. Trust Corporation (the "Corporation") may, through the grant of nonqualified stock options to Key Employees, as defined below, attract and retain person of ability as employees and motivate such employees to exert their best efforts on behalf of the Corporation and any Subsidiary. As used herein the term "Subsidiary" shall mean any corporation which at the time an option is granted under this Plan qualifies as a subsidiary of the Corporation under the definition of "subsidiary corporation" contained in Section 425(f) of the Internal Revenue Code of 1954, as amended from time to time (the "Code"), or any similar provision hereafter enacted except that such term shall not include any corporation which is classified as a foreign corporation pursuant to Section 7701 of the Code. The term "Key Employees" means those employees (including officers and directors who are also employees) of the Corporation or of any Subsidiary, who, in the judgment of the Committee referred to in paragraph 3, below, are considered especially important to the future of the Corporation. No options granted under this Plan shall be deemed to constitute incentive stock options within the meaning of Section 422A of the Code or any similar provision hereafter enacted.


2. Shares Subject to the Plan. Options may be granted by the Corporation from time to time to Key Employees to purchase an aggregate of 240,000 shares of Common Stock ($5 par value) of the Corporation ("Stock"), less the aggregate number of shares of Stock which have been reserved for, or delivered upon exercise of, options granted under the Corporation's 1981 Incentive Stock Option Plan, and such amount of shares shall be reserved for options granted under the Plan (subject to adjustment as provided in Section 5(h)). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or shares held by the Corporation in its treasury. If any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be cancelled as to any shares, new options may thereafter be granted covering such shares.

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3.   Administration of the Plan.  The Plan shall be administered by the
Compensation and Benefits Committee (the "Committee") of the Board of Trustees of United States Trust Company of New York, consisting of not less than three members appointed by such Board of Trustees and serving at its leisure. Each member of the Committee shall be both a member of the Board of Directors of the Corporation (the "Board") who is both (i) not eligible to receive any option under the Plan and (ii) a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation.
     The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, or to assure that the options granted thereunder will not qualify as incentive stock options, and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board in the Plan. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, (i) treat all or any portion of any period during which an optionee is on military or on an approved leave of absence from the Corporation or a Subsidiary as a period of employment of such optionee by the Corporation or such Subsidiary, as the case may be, for purposes of accrual of his rights under his options, and (ii) in the event of an optionee's termination of employment due to death, disability or retirement, accelerate, in whole or in part any schedule which may have been incorporated in an option agreement for the exercise of one of more options. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.


4. Grant of Options. Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those Key Employees to whom options are to be granted and the number of shares of Stock to be optioned to each employee; provided, however,that no option shall be granted after the expiration of ten years from the effective date of the Plan specified in Section 9, below. No director of the Corporation who is not also an employee of the Corporation or of a Subsidiary shall be entitled to receive any option under the Plan.


5. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:




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     (a)  Option Period.  Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period. The Committee may extend such period (but not beyond ten years from the date of grant).

     (b) Option Price. The option price per share shall be determined by the Committee at the time any option is granted, and shall be not less than the fair market value (but in no event less than the par value) of Stock on the date the option is granted, as determined by the Committee.

     (c) Exercise of Option. Except as otherwise permitted in accordance with Section 3 hereof, no part of any option may be exercised until the optionee shall have remained in the employ of the Corporation or of a Subsidiary for such period, which shall be no less than one year, after the date on which the option is granted as the Committee may specify in the option agreement, and the option agreement may provide for exercisability in installments.

     (d) Payment of Purchase Price upon Exercise. Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to the Corporation at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Stock already owned by the optionee having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price.

     (e)  Exercise in the Event of Death or Termination of Employment.
          (1) If an optionee shall die (i) while an employee of the Corporation or a Subsidiary or (ii) within three months after termination of his employment with the Corporation or a Subsidiary because of his disability, his options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee's rights under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, but not later than the expiration date specified in paragraph (a) of this Section 5 or two years after the optionee's death,


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          whichever date is earlier.  (2) If an optionee's employment by the Corporation or a Subsidiary shall terminate because of his disability and such optionee has not died within the following three months, he may exercise his options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in paragraph (a) of this Section 5 or twelve months after termination of employment, whichever date is earlier. (3) If an optionee's employment shall terminate for any reason other than death or disability as aforesaid, all right to exercise his option shall terminate at the expiration date specified in paragraph (a) of this Section 5 or three months after termination of employment, whichever date is earlier;
          provided, however, (i) that the Committee may, in its discretion, grant new options or modify outstanding options to permit their exercise upon an optionee's termination of employment due to retirement until the earlier of the expiration date specified in paragraph (a) of this Section 5 or twelve months after termination of employment and (ii) that in the event of any dissolution or liquidation of the Corporation, any merger or consolidation into or with any other corporation in which the Corporation is not the surviving corporation and in which control (within the meaning of Section 368(c) of the Code with "50 percent" being substituted for "80 percent") of the Corporation shall change, or any acquisition of outstanding securities of the Corporation resulting in such a change of control, or in the event of the optionee's retirement with the consent of the Corporation, the optionee shall have the right, immediately prior to or concurrently with the occurrence of such an event, to exercise his options to the full extent not theretofore exercised.

     (f) Transferability of Options. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee an option shall be exercisable only by him.

     (g) Investment Representation. Each option agreement may provide that, upon demand by the Committee for such a representation, the optionee (or any person acting under Section 5(e)) shall deliver to the Committee, at the time of any exercise of an option or portion thereof, a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the


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          distribution thereof.  Upon such demand, delivery of such
          representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

     (h) Adjustments in Event of Change in Stock. In the event of any change in the Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Stock at a price substantially below fair market value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number of kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

     (i) Optionees to Have no Rights as Stockholders. No optionee shall have any rights as a stockholder with respect to any shares subject to his option prior to the date of issuance to him of such shares.

     (j) Plan and Option Not to Confer Rights With Respect to Continuance of Employment. The Plan and any option granted under the Plan shall not confer upon any optionee any right with respect to continuance of employment by the Corporation or any Subsidiary, nor shall they interfere in any way with the right of the Corporation or any Subsidiary by which an optionee is employed to terminate his employment at any time.

     (k) Other Option Provisions. The form of option authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine. Without limiting the foregoing sentence, the Committee may require a Key Employee to agree, as a condition of receiving an option under the Plan, that part or all of any options previously granted to such Key Employee under any prior plan of the Corporation be terminated.


6. Compliance with Government Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the


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Corporation to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. No options may be exercised if such exercise, or the receipt of shares of Stock pursuant thereto, would be contrary to applicable law. The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.


7. Disposition of Shares. The Committee shall have the right to provide, in the option agreement, that the Stock acquired by an exercise of an option granted under the Plan shall not be transferable, other than by will or by the laws of descent and distribution, within a period ending no later than two years after the date such option was granted nor within one year after the transfer of Stock pursuant to such exercise, and each certificate representing shares of Stock acquired by the exercise of an option containing such a provision shall bear a legend to that effect; provided, however,that the Committee may, in its discretion, at any time permit all or any part of such Stock to be transferred prior to the expiration of such period, in which case any contrary provisions of the option agreement shall be disregarded.


8. Amendment, Discontinuance or Merger of the Plan. The Board may at any time amend, discontinue or terminate the Plan, and the Committee may adopt such amendments which do not significantly increase the Corporation's costs of the Plan and which the Committee, on the advice of counsel, determines to be necessary or appropriate to assure the continued status of options granted hereunder as nonqualified options; provided, however, that, subject to the provisions of Section 5(h) no action of the Board or of the Committee may (i) increase the number of shares reserved for options pursuant to Section 2, (ii) permit the granting of any option at an option price less than that determined in accordance with Section 5(b), or (iii) permit the extension or granting of options which expire beyond the ten year period provided for in Sections 4 and 5(a). Without limiting the foregoing, the Board may merge the Plan with the Corporation's 1981 Incentive Stock Option Plan if it determines, upon the advice of counsel, that such merger will not cause options granted under this Plan to qualify as incentive stock options. Without the written consent of an optionee, no amendment, discontinuance, merger or termination of the Plan shall alter or impair


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any option previously granted to him under the Plan.


9. Effective Date of the Plan. The effective date of the Plan shall be October 27, 1981, subject to approval by stockholders of the Corporation holding not less than a majority of the shares present and voting at its 1982 Annual Meeting. Notwithstanding the foregoing, if the Plan shall have been approved by the Board prior to such Annual Meeting, options may be granted by the Committee as provided herein subject to such subsequent stockholder approval.


10. Name. The Plan shall be known as the "United States Trust Company of New York and Affiliated Companies 1981 Stock Option Plan."
































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